EXHIBIT 99.1

EXHIBIT 99.1—Portion of Press Release dated January 15, 2003

Redback Networks Announces Fourth Quarter 2002 Operating Results

Redback Networks Inc. (Nasdaq: RBAK – news), a leading provider of networking equipment purpose-built for the edge of the network, today announced results for the fourth quarter and fiscal year 2002. Net revenue for the fourth quarter of 2002 was $27.6 million, compared with $17.4 million in the prior quarter. For the fiscal year 2002, net revenue was $125.6 million compared to $227.5 million in fiscal year 2001. The company also announced the restructuring of Redback’s executive team to more appropriately reflect the size and direction of the company.

The GAAP net loss for the fourth quarter of 2002 was $ 0.20 per share compared to a net loss of $ 0.30 in the prior quarter. For fiscal year 2002 the GAAP net loss was $ 1.13 per share compared to a $ 28.78 net loss in fiscal 2001. The GAAP net loss in fiscal year 2001 included a write down of goodwill aggregating $ 2.7 billion.

Pro-forma net loss for the fourth quarter was $ 0.15 per share compared to a net loss of $0.20 in the prior quarter. Pro forma results continue to exclude certain impairment charges, restructuring charges, stock and other compensation related charges, amortization of intangibles and other items detailed within the attached tables.

As a result of a management team restructuring, Redback’s 596 employees will now be aligned under four senior vice presidents who will report directly to the company’s president and CEO, Kevin DeNuccio. As part of the reorganization, Tom Cronan has been promoted to serve as the company’s Senior Vice President of Finance and Administration, and Chief Financial Officer (CFO).

The management team structure is as follows:

Tom Cronan, Senior Vice President of Finance and Administration and CFO, replaces Dennis Wolf who has served as Redback’s CFO since January 2001. Previously, Cronan served as Vice President, General Counsel and Corporate Secretary for Redback under Wolf.

Georges Antoun, Senior Vice President of Engineering and Product Management, retains responsibility for product management and takes over responsibility for Redback’s hardware and software engineering teams. Previously Antoun served as Senior Vice President of Product Management and Marketing.

Joel Arnold will serve as the Senior Vice President of Worldwide Field Operations. He now leads a newly combined sales and customer service organization.

Ebrahim Abbasi will serve as the Senior Vice President of Operations and Information Technology. Abbasi and his team are responsible for manufacturing, quality, logistics, and now add the information technology organization.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Redback Networks’ expectations, beliefs, intentions or strategies regarding the future. Forward looking statements include statements regarding the company’s leadership position, the future success of the company’s strategy and the anticipated performance and effectiveness of the management team. All forward-looking statements included in this document are based upon information available to Redback Networks as of the date hereof, and Redback Networks assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks and uncertainties include financial hardships experienced by our customers in the telecommunications industry, continuing or increasing competition, the difficulty of successfully commercializing new products, the limited number or potential customers for our products, increasing reliance on the international market and other risks relating to Redback Networks’ business are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission, specifically the most recent report on Form 10-K, Form 10-Q, and the other reports filed from time to time with the Securities and Exchange Commission.

REDBACK is a trademark registered at the U.S. Patent & Trademark Office. SMS and SmartEdge are trademarks or service marks of Redback Networks Inc.

Redback Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2002	December 31, 2001	December 31, 2002	December 31, 2001
Net revenue	$27,583	$40,168	$125,629	$227,533
Cost of revenue	17,908	25,587	121,298	279,809

Gross profit (loss)	9,675	14,581	4,331	(52,276)

Operating expenses:
Research and development	18,610	23,490	85,982	107,599
Selling, general and administrative	14,371	18,488	72,220	110,760
Impairment of goodwill	—	—	—	2,689,857
Restructuring charges	2,009	24,022	3,621	104,551
Amortization of intangible assets	17	50,406	1,103	994,195
Stock-based compensation	1,186	3,795	8,786	54,891

Total operating expenses	36,193	120,201	171,712	4,061,853

Loss from operations	(26,518)	(105,620)	(167,381)	(4,114,129)

Other income (expense), net	(7,714)	6,459	(19,543)	(3,845)

Net loss	$(34,232)	$(99,161)	$(186,924)	$(4,117,974)

Net loss per basic and diluted share	$(0.20)	$(0.67)	$(1.13)	$(28.78)

Shares used in computing per share data	175,337	148,951	165,854	143,068

Redback Networks, Inc.
Pro Forma Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31, 2002	December 31, 2001	December 31, 2002	December 31, 2001
Net revenue	$27,583	$40,168	$125,629	$227,533
Cost of revenue	16,008	24,053	76,051	142,672

Pro forma gross profit	11,575	16,115	49,578	84,861

Operating expenses:
Research and development	18,610	23,490	81,746	106,928
Selling, general and administrative	14,923	18,488	68,207	101,182

Total operating expenses	33,533	41,978	149,953	208,110

Pro forma loss from operations	(21,958)	(25,863)	(100,375)	(123,249)

Other expense, net	(4,832)	(3,900)	(16,661)	(2,825)

Pro forma net loss	$(26,790)	$(29,763)	$(117,036)	$(126,074)

Pro forma net loss per basic and diluted share	$(0.15)	$(0.20)	$(0.71)	$(0.88)

Shares used in computing per share data	175,337	148,951	165,854	143,068

These unaudited pro forma condensed consolidated statements of operations exclude the following items required for presentation in accordance with accounting principles generally accepted in the United States (GAAP), and may not be comparable to pro forma results from other companies. The pro forma results provide additional information. However, pro forma information is not a substitute for financial information prepared in accordance with GAAP.

	Three Months Ended		Year Ended
	December 31, 2002	December 31, 2001	December 31, 2002	December 31, 2001
Pro forma net loss	$(26,790)	$(29,763)	$(117,036)	$(126,074)

Impairment of goodwill	—	—	—	(2,689,857)
Amortization of intangible assets	(1,917)	(51,940)	(11,975)	(1,000,308)
Stock-based compensation	(1,186)	(3,795)	(8,786)	(54,891)
Excess and obsolete inventory charges	—	—	(34,375)	(131,024)
Restructuring charges	(2,009)	(24,022)	(3,621)	(104,551)
Investment impairments	—	—	—	(11,379)
Bond redemption	(2,882)	10,359	(2,882)	10,359
Executive recruitment fees and sign on bonuses	—	—	—	(4,283)
Asset write downs	(709)	—	(9,510)	(1,166)
Adverse commitments	1,261	—	1,261	(4,800)

GAAP net loss	$(34,232)	$(99,161)	$(186,924)	$(4,117,974)

Redback Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)
	December 31, 2002	December 31, 2001
Assets

Assets:
Cash, cash equivalents and investments (1)	$117,779	$178,820
Accounts receivable, net	7,746	34,924
Inventories	10,143	67,954
Property and equipment, net	61,475	93,456
Goodwill and other intangibles	436,100	447,897
Other assets	27,501	43,296

Total assets	$660,744	$866,347

Liabilities and Stockholders’ Equity

Liabilities:
Accounts payable and accrued liabilities	$81,204	$143,477
Deferred revenue	8,184	9,539
Other liabilities	56,024	82,918
Convertible notes and other borrowings	501,869	492,876

Stockholders’ equity	13,463	137,537

Total liabilities and stockholders’ equity	$660,744	$866,347

(1)  Cash, cash equivalents and investments includes restricted amounts totaling $28.3 million and $44 million as of December 31,       2002 and 2001, respectively.